EXHIBIT 3.2

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                           Abercrombie, Inc.                  File #3288-86
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We the undersigned         Nancy Abercrombie, President                      and
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                           President or Vice President

Michael D. Haynes, Secretary        of      Abercrombie, Inc.
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Secretary of Assistant Secretary            Name of Corporation

do hereby certify:

That the board of Directors of said corporation at a meeting duly convened and held on 24th day of November, 1993, adopted a resolution to amend the original articles as follows:

Article IV is hereby amended to read as follows:

The total authorized capital stock shall consist of 50,000,000 shares of common stock, $0.001 par value. All of the voting power of the capital stock of this corporation shall reside in the common stock. No capital stock of this corporation shall be subject to assessment.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 110,000: that the said change(s) and amendment has been consented to and approved by majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to thereon.

                                        /s/ Nancy Abercrombie, President
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                                        President or Vice President


                                        /s/ Michael D. Haynes, Secretary
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                                        Secretary of Assistant Secretary

                                 State of Nevada
                                 Count of Clark

On 11-28-93 personally appeared before me, a Notary Public,          , who
acknowledged that he/she executed the above document.

                                        /s/ E.V. Stambro
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                                        Notary Public


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